UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934

                      Date of Report:  November 2, 2007


                          Home Federal Bancorp, Inc.
            (Exact name of registrant as specified in its charter)

     Federal                     000-50901                20-0945587
(State or other jurisdiction  (Commission File          (I.R.S. Employer
     of incorporation)            Number)              Identification No.)

                           500 12th Avenue South
                            Nampa, Idaho  83651
            (Address of principal executive offices and zip code)

                               (208) 466-4634
            (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17
      CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
      CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

On November 2, 2007, Home Federal Bancorp, Inc. issued its earnings release for the fourth quarter and fiscal year ended September 30, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
-------------------------------------------

      (c)    Exhibits

      99.1   Press release of Home Federal Bancorp, Inc. dated November 2,
             2007

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     HOME FEDERAL BANCORP, INC.

Date:  November 2, 2007              By:  /s/ Robert A. Schoelkoph
                                          ------------------------
                                     Robert A. Schoelkoph
                                     Senior Vice President and
                                     Chief Financial Officer

                                  Exhibit 99.1

                                             Contact:
                                             Home Federal Bancorp, Inc.
                                             Daniel L. Stevens, Chairman,
                                               President & CEO
                                             Robert A. Schoelkoph, SVP,
                                               Treasurer & CFO
                                             208-466-4634
                                             www.myhomefed.com


PRESS RELEASE - For Immediate Release
------------------------------------------------------------------------------

                          HOME FEDERAL BANCORP, INC.
                ANNOUNCES FOURTH QUARTER AND ANNUAL EARNINGS

Nampa, ID (November 2, 2007) - Home Federal Bancorp, Inc. (the "Company") (Nasdaq GSM: HOME), the parent company of Home Federal Bank (the "Bank"), today reported net income of $1.2 million, or $0.08 per diluted share, for the quarter ended September 30, 2007, compared to $1.7 million, or $0.11 per diluted share, for the same period a year ago. Net income for the fiscal year ended September 30, 2007 was $5.3 million, or $0.36 per diluted share, compared to $6.2 million, or $0.43 per diluted share, for the fiscal year ended September 30, 2006.

"We continue to experience increasing positive results from the implementation of our Bank's new commercial banking division and we are pleased with our employee's ability to leverage our market reputation for excellent service through our new commercial banking initiative," said Daniel L. Stevens, the Company's Chairman, President and CEO. "The Bank's management team has developed, and is successfully implementing, effective strategic and tactical plan elements which currently benefit our customers and shareholders and which will become the foundation for the future of the Company. One of the current business strategies is to redeploy the proceeds from amortization and payoffs in the residential mortgage and mortgage-backed securities portfolios to assets acquired through the commercial banking initiative."

Operating Results

Revenues for the quarter ended September 30, 2007, which consisted of net interest income before the provision for loan losses plus noninterest income, decreased 7.9% to $7.7 million for the quarter, compared to $8.4 million for the quarter ended September 30, 2006. Net interest income before the provision for loan losses decreased 8.2% to $5.1 million for the quarter ended September 30, 2007 compared to $5.6 million for the same quarter of the prior year as the cost of deposits increased more rapidly than the yield on loans and investments.

Revenues for the fiscal year ended September 30, 2007 decreased 4.7% to $32.5 million, compared to $34.1 million for the same period of last year. Net interest income before the provision for loan losses decreased 7.4% to $21.3 million, compared to $23.0 million for the same period of last year.

A provision of $338,000 was taken for the quarter ended September 30, 2007 compared to a recapture of provision of $182,000 for the same quarter of the prior year. The provision for loan losses was $409,000 for the fiscal year ended September 30, 2007, compared to $138,000 for the fiscal year ended September 30, 2006. The increases in the provision for both time periods reflect an increase in activity within non-performing assets.

The Company's net interest margin decreased eight basis points to 3.04% for the quarter ended September 30, 2007, from 3.12% for the same quarter last year. The net interest margin for the fiscal year ended September 30, 2007 decreased 30 basis points to 3.03% from 3.33% for the prior year. The

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Home Federal Bancorp, Inc.
November 2, 2007
Page 2 of 7


decline in the net interest margin reflects competitive pricing pressures and the relatively flat yield curve that exists, as the cost of shorter-term deposits and borrowed funds have increased more rapidly than the yield on longer-term assets. The Company believes the repricing of existing loans and the emphasis on expanding the commercial and small business banking programs, including both loan and deposit products, will help counter the trend in net interest margin.

Noninterest income decreased 7.3% to $2.6 million for the quarter ended September 30, 2007, compared to $2.8 million for the same quarter a year ago. The decrease was primarily attributable to a $90,000 decrease related to the value of the mortgage servicing rights and a $102,000 decrease in fees and service charges. For the fiscal year ended September 30, 2007, noninterest income increased .7% to $11.2 million, compared to $11.1 million for the same period of the prior year.

Noninterest expense for the quarter ended September 30, 2007 decreased $472,000, or 8.0%, to $5.4 million, from $5.9 million for the comparable period a year earlier. Compensation and benefit expenses decreased $767,000, or 21%, to $2.9 million for the quarter ended September 30, 2007 as compared to $3.7 million for the same quarter a year ago. This reduction was due to a combination of reduced number of employees and decreased incentive compensation in the fiscal year just ended. Advertising expenses increased $218,000 or 76.5% to $503,000 for the quarter ended September 30, 2007 as compared to $285,000 for the same quarter a year ago. The increase is primarily attributable to a debit card rewards program and a business banking campaign that were recently initiated. The debit card rewards program is designed to reward customers for their debit card usage which results in additional interchange income to the Company. The Company's efficiency ratio was 70.3% for the quarter ended September 30, 2007, relatively unchanged from 70.4% for the same quarter a year ago. The efficiency ratio indicates how much is spent on non-interest expenses as a percentage of total revenue.

Noninterest expense for the fiscal year ended September 30, 2007 decreased $400,000, or 1.7% to $23.5 million, from $23.9 million for the fiscal year ended September 30, 2006. Compensation and benefits decreased and advertising expenses increased from the prior year, 5.5% or $832,000 and 43.9% or $450,000 respectively. The efficiency ratio was 72.5% for the fiscal year ended September 30, 2007 compared to 70.2% for the same period of the prior year. The reduction in the Company's net interest income was the primary factor related to the increase in the efficiency ratio.

Balance Sheet Growth

Total assets decreased $51.3 million, or 6.7%, to $710.0 million at September 30, 2007, compared to $761.3 million a year earlier. Net loans (excluding loans held for sale) at September 30, 2007 decreased 4.6% to $480.1 million, compared to $503.1 million at September 30, 2006. One- to four-family residential loans represented 52.0% of the Bank's loan portfolio at September 30, 2007, compared to 59.5% at September 30, 2006 as the Bank continues to sell the majority of the residential mortgage loans that it originates. Commercial loans accounted for 38.8% of the Bank's loan portfolio at September 30, 2007, compared to 33.3% at September 30, 2006. In the future, the Bank plans to increase its emphasis on commercial and small business banking products. Mortgage-backed securities decreased $33.3 million to $162.3 million at September 30, 2007, compared to $195.5 million at September 30, 2006. The decrease is primarily attributable to normal principal repayments during the period. During the quarter ended June 30, 2007, the Company transferred its entire portfolio of held-to-maturity mortgage-backed securities to available for sale to meet the additional liquidity needs associated with increasing commercial banking activities.


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Home Federal Bancorp, Inc.
November 2, 2007
Page 3 of 7

Non-performing assets were $2.1 million, or 0.30% of total assets, at September 30, 2007, compared to $388,000, or 0.05% of total assets, at September 30, 2006. The increase in non-performing assets isn't concentrated in once specific area, but rather was experienced throughout all major loan types. Although the Company experienced an increase in non-performing assets, overall credit quality remains excellent. The allowance for loan losses was $3.0 million, or 0.62% of gross loans, at September 30, 2007 compared to $3.0 million, or 0.59% of gross loans, at September 30, 2006.

Deposits decreased $25.7 million, or 6.0%, to $404.6 million at September 30, 2007 compared to $430.3 million at September 30, 2006. Demand deposits and savings accounts decreased $7.1 million, or 3.6%, to $189.4 million, compared to $196.6 million at September 30, 2006. Certificates of deposit decreased $18.5 million, or 7.9%, to $215.2 million at September 30, 2007, compared to $233.7 million at September 30, 2006. The decrease in certificates of deposit was primarily the result of the Bank choosing not to match rates offered by local competitors that in some instances exceeded the Bank's alternative funding sources. Advances from the Federal Home Loan Bank ("FHLB") decreased $30.0 million, or 14.3%, to $180.7 million at September 30, 2007 compared to $210.8 million at September 30, 2006. The Company utilizes advances from the FHLB as an alternative funding source to retail deposits in order to manage funding costs, manage interest rate risk and to leverage the Balance Sheet.

Stockholders' equity increased $4.8 million, or 4.4%, to $112.6 million at September 30, 2007, compared to $107.9 million at September 30, 2006. The increase was primarily the result of $5.3 million in net income and the allocation of earned employee stock ownership plan shares, equity compensation and the exercise of stock options totaling $2.2 million, offset by $1.3 million in cash dividends paid to stockholders and a $2.0 million increase in unrealized loses on securities available for sale. During the quarter ended June 30, 2007, the Company transferred its entire portfolio of held-to-maturity mortgage-backed securities to available for sale for additional liquidity purposes. As a result, stockholders' equity was decreased by the securities unrealized holding loss of $1.9 million at the date of transfer.

About the Company

Home Federal Bancorp, Inc. is a federally chartered savings and loan holding company headquartered in Nampa, Idaho. It is the subsidiary of Home Federal MHC, a federally chartered mutual holding company, and the parent company of Home Federal Bank, a federally chartered savings bank that was originally organized as a building and loan association in 1920. The Company serves the Treasure Valley region of southwestern Idaho that includes Ada, Canyon, Elmore and Gem Counties, through 15 full-service banking offices and two mortgage loan centers. The Company's common stock is traded on the NASDAQ Global Market under the symbol "HOME." The Company's stock is also included in the America's Community Bankers NASDAQ Index. For more information, visit the Company's web site at www.myhomefed.com.


Forward-Looking Statements:

Statements in this news release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. Actual results could be materially different from those expressed or implied by the forward-looking statements. Factors that could cause results to differ include but are not limited to: general economic and banking business conditions, competitive conditions between banks and non-bank financial service providers, interest rate fluctuations, regulatory and accounting changes, the value of mortgage servicing rights,

Home Federal Bancorp, Inc.
November 2, 2007
Page 4 of 7

risks related to construction and development lending, increased emphasis on commercial and small business banking and other risks. Additional factors that could cause actual results to differ materially are disclosed in Home Federal Bancorp, Inc.'s recent filings with the Securities and Exchange Commission, including but not limited to its Annual Report on Form 10-K for the year ended September 30, 2006, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Forward-looking statements are accurate only as of the date released, and we do not undertake any responsibility to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Home Federal Bancorp, Inc.
November 2, 2007
Page 5 of 7


HOME FEDERAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data) (Unaudited)     September 30,  September 30,
                                                      2007            2006
                                                  -------------  -------------

ASSETS
  Cash and amounts due from depository institutions $ 20,588       $ 18,385
  Mortgage-backed securities available for sale,
   at fair value                                     162,258         12,182
  Mortgage-backed securities held to maturity, at
   cost                                                    -        183,279
  FHLB stock, at cost                                  9,591          9,591
  Loan receivable, net of allowance for loan losses
   of $2,988 and $2,974                              480,118        503,065
  Loans held for sale                                  4,904          4,119
  Accrued interest receivable                          2,804          3,025
  Property and equipment, net                         12,364         12,849
  Mortgage servicing rights, net                       2,047          2,492
  Bank owned life insurance                           11,168         10,763
  Real estate and other property owned                   549              -
  Deferred income tax asset                            1,245              -
  Other assets                                         2,318          1,542
                                                    --------       --------
    TOTAL ASSETS                                    $709,954       $761,292
                                                    ========       ========

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
  Deposit accounts
    Noninterest-bearing demand deposits             $ 38,643       $ 44,626
    Interest-bearing demand deposits                 127,659        128,276
    Savings deposits                                  23,116         23,655
    Certificates of deposit                          215,191        233,724
                                                    --------       --------
      Total deposit accounts                         404,609        430,281
  Advances by borrowers for taxes and insurance        1,605          2,133
  Interest payable                                       731            971
  Deferred compensation                                4,515          3,875
  FHLB advances                                      180,730        210,759
  Deferred income tax liability                            -            800
  Other liabilities                                    5,127          4,604
                                                    --------       --------
    Total liabilities                                597,317        653,423

STOCKHOLDERS' EQUITY
  Serial preferred stock, $.01 par value;
   5,000,000 authorized issued and outstanding,
   none                                                    -              -
  Common stock, $.01 par value; 50,000,000
   authorized, issued and outstanding:
   Sept. 30, 2007 - 15,278,803 issued, 15,232,243
    outstanding                                          152            152
   Sept. 30, 2006 - 15,208,750 issued, 15,169,114
    outstanding
  Additional paid-in capital                          59,613         57,222
  Retained earnings                                   58,795         54,805
  Unearned shares issued to ESOP                      (3,698)        (4,134)
  Accumulated other comprehensive loss                (2,225)          (176)
                                                    --------       --------
    Total stockholders' equity                       112,637        107,869
                                                    --------       --------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $709,954       $761,292
                                                    ========       ========

Home Federal Bancorp, Inc.
November 2, 2007
Page 6 of 7


HOME FEDERAL BANCORP, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)    Three Months Ended        Year Ended
(Unaudited)                             September 30,         September 30,
                                       2007       2006       2007      2006
                                     -------    -------    -------    -------
Interest and dividend income:
  Loan interest                      $ 8,222    $ 8,216    $33,553    $30,175
  Investment interest                    122         26        345        140
  Mortgage-backed security interest    2,019      2,378      8,692      9,598
  FHLB dividends                          15          -         48          -
                                     -------    -------    -------    -------
    Total interest and dividend
     income                           10,378     10,620     42,638     39,913
                                     -------    -------    -------    -------

Interest expense:
  Deposits                             3,133      2,727     12,279      8,914
  FHLB advances                        2,115      2,307      9,057      8,003
                                     -------    -------    -------    -------

    Total interest expense             5,248      5,034     21,336     16,917
                                     -------    -------    -------    -------

    Net interest income                5,130      5,586     21,302     22,996

Provision for loan losses                338       (182)       409        138
                                     -------    -------    -------    -------

    Net interest income after
     provision for loan losses         4,792      5,768     20,893     22,858
                                     -------    -------    -------    -------

Noninterest income:
  Service charges and fees             2,297      2,399      9,218      9,292
  Gain on sale of loans                  251        262      1,419      1,056
  Increase in cash surrender value
   of bank owned life insurance          104         98        405        383
  Loan servicing fees                    129        150        549        620
  Mortgage servicing rights, net        (222)      (132)      (445)      (179)
  Other                                    5        (11)        44        (63)
                                     -------    -------    -------    -------

    Total noninterest income           2,564      2,766     11,190     11,109
                                     -------    -------    -------    -------

Noninterest expense:
  Compensation and benefits            2,886      3,653     14,249     15,081
  Occupancy and equipment                726        686      2,871      2,759
  Data processing                        548        438      2,097      1,802
  Advertising                            503        285      1,475      1,025
  Postage and supplies                   163        195        650        811
  Professional services                  236        276        856        917
  Insurance and taxes                    106        111        429        431
  Other                                  243        239        918      1,119
                                     -------    -------    -------    -------

    Total noninterest expense          5,411      5,883     23,545     23,945
                                     -------    -------    -------    -------

Income before income taxes             1,945      2,651      8,538     10,022

Income tax expense                       750        993      3,267      3,810
                                     -------    -------    -------    -------

    NET INCOME                       $ 1,195    $ 1,658    $ 5,271    $ 6,212
                                     =======    =======    =======    =======

Earnings per common share:
  Basic                              $  0.08    $  0.11    $  0.36    $  0.43
  Diluted                            $  0.08    $  0.11    $  0.36    $  0.43

Weighted average number of shares
 outstanding:
  Basic                           14,670,519 14,503,619 14,614,509 14,484,982
  Diluted                         14,734,001 14,589,904 14,759,876 14,519,778


Dividends declared per share:         $0.055     $0.055     $0.220     $0.215

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Home Federal Bancorp, Inc.
November 2, 2007
Page 7 of 7


HOME FEDERAL BANCORP, INC. AND SUBSIDIARY
ADDITIONAL FINANCIAL INFORMATION               At Or For The    At Or For The
(Dollars in thousands, except share data)        Year Ended       Year Ended
(Unaudited)                                    Sept. 30, 2007   Sept. 30, 2006
                                               --------------   --------------

FINANCIAL CONDITION DATA
  Average interest-earning assets                  $703,675        $689,688
  Average interest-bearing liabilities              582,936         563,834
  Net average earning assets                        120,739         125,854
  Average interest-earning assets to average
   interest-bearing liabilities                      120.71%         122.32%
  Stockholders' equity to assets                      15.87           14.17

ASSET QUALITY
  Allowance for loan losses                        $  2,988        $  2,974
  Non-performing loans                                1,531             388
  Non-performing assets                               2,080             388
  Allowance for loan losses to non-performing
   loans                                             195.17%         766.49%
  Allowance for loan losses to gross loans             0.62            0.59
  Non-performing loans to gross loans                  0.32            0.08
  Non-performing assets to total assets                0.30            0.05



                                          At Or For The       At Or For The
                                        Three Months Ended      Year Ended
                                             Sept. 30,           Sept. 30,
                                        -----------------     ----------------
                                         2007       2006       2007      2006
                                        ------     ------     ------    ------
SELECTED PERFORMANCE RATIOS
  Return on average assets (1)           0.67%      0.88%      0.71%     0.85%
  Return on average equity (1)           4.27       6.16       4.75      5.90
  Net interest margin (1)                3.04       3.12       3.03      3.33
  Efficiency ratio (2)                  70.33      70.44      72.46     70.21

PER SHARE DATA
  Basic earnings per share              $0.08      $0.11      $0.36     $0.43
  Diluted earnings per share             0.08       0.11       0.36      0.43
  Book value per share                   7.39       7.11       7.39      7.11
  Cash dividends declared per share     0.055      0.055       0.22     0.215
  Average number of shares
   outstanding:
    Basic (3)                      14,670,519 14,503,619 14,614,509 14,484,982
    Diluted (3)                    14,734,001 14,589,904 14,759,876 14,519,778

(1) Amounts are annualized.
(2) Noninterest expense divided by net interest income plus noninterest income.
(3) Amounts calculated exclude ESOP shares not committed to be released and unvested restricted shares granted under the 2005 Recognition and Retention Plan.